Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”), is entered into and effective as of December 3, 2023 (the “Signing Date”) by and among SofPulse, Inc., a Delaware corporation (the “Buyer”), Endonovo Therapeutics, Inc., a Delaware corporation (“ENDV” and/or “Seller”). Buyer and Seller are referred to individually herein as a “Party” and collectively herein as the “Parties.”

WHEREAS, Seller’s SofPulse® medical division is a commercial-stage developer of noninvasive wearable Electroceuticals® therapeutic devices for pain relief, general wellness, and wound curatives in humans with many of its products marketed under the SofPulse® brand name (collectively, the “Business”);

WHEREAS, Seller desires to sell, assign, and transfer to Buyer and Buyer desires to purchase and acquire from Seller, all of the Purchased Assets (as defined below) of the Business, in accordance with the terms and conditions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, and covenants of the Parties hereinafter set forth, the Parties agree as follows:

1. PURCHASE AND SALE OF ASSETS

1.1. Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, acquire, and accept from Seller, along with Permitted Liens and any liability or obligation relating to the Purchased Assets or the Business (as defined below), including but not limited to, all of Seller’s right, title and interest in and to all of the assets and properties SofPulse® for all medical purposes in the human markets (“SofPulse® Asset(s)”). For the avoidance of doubt, the SofPulse® technology is defined as a shortwave diathermy medical device that is applied to the human body and provides electromagnetic energy at a radio frequency of 27.12 MHz for the treatment of medical conditions by means other than the generation of deep heat within body tissues. The SofPulse® Assets, whether tangible or intangible and wherever located, owned or leased, used or held for use, by Seller as of the Closing (the “Purchased Assets”), including, without limitation, the following with respect to the Purchased Assets:

(a) all inventory works in process, backlog (including contracted, uncontracted, and/or unfinished units and potential business opportunities), supplies, parts, tools, office supplies, consumables, and spare and replacement items therefor;

(b) all (i) trade, note, and other accounts receivable owing to Seller arising out of the sale or other disposition of goods or services of the Business (“Accounts Receivable”) and (ii) other current assets of Seller;

(c) all Owned Intellectual Property (as defined in Section 3.8) and Seller’s right, title, and interest in and to all Licensed Intellectual Property (as defined elsewhere in this Agreement);

(d) all documents (whether stored in hard-copy form or electronically), records, data or databases, engineering data, designs, operating manuals, files, and computer software;

(e) all internet domain names and email addresses linked with such domain names associated with the Business;

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(f) all mobile phone, internet-based or landline-based telephone lines and numbers and facsimile numbers;

(g) all rights, benefits, and interests under any of the SofPulse® Asset specific Contracts listed on Schedule 1.1(i) (the “Assumed Contracts”), which includes ADM Tronics and all other vendor and customer or client Contracts entered into in the ordinary course of Seller’s business for goods and services required to conduct the Business consistent with historical practice (including any agreements providing recurring revenue to Seller);

(h) all rights, benefits, and interests under any of the Contracts listed on Schedule 1.1(i) (the “Assumed Contracts”), which includes Sales Services or Distributor Agreements with contractors selling SofPulse® Assets on behalf of the Seller both in the United States as well as any foreign markets;

(i) all business licenses, permits, and current US and ex-US regulatory approvals necessary to operate the Business held by the Seller (but only to the extent transferable under applicable Law and by their terms);

(j) all rights to all leasehold improvements;

(k) all deposits, prepaid insurance, prepaid expenses, and refunds;

(l) all warranties and guarantees made by or received from any third party concerning the Purchased Assets;

(m) Seller’s rights, if any, to enforce and sue for any past, present or future violation of any confidentiality, non-compete, secrecy, invention, or similar covenants in favor of Seller;

(n) all goodwill and going concern value of Seller (including personal goodwill, if any, of the Owners);

(o) files, and other information concerning the Purchased Assets;

For purposes of this Agreement, (I) “Excluded Records” shall mean (i) the Seller’s minute book, tax returns, and similar corporate documents, (ii) all books, records, correspondence, and other information that relates exclusively to the Excluded Assets, and (iii) to the extent exclusion is required by applicable state or federal law or to the extent any Seller Party is required to retain such records under applicable state or federal law. (II) “Encumbrance” shall mean any lien, pledge, collateral assignment, hypothecation, charge, mortgage, security interest, title retention, conditional sale, or other security arrangement, or any charge, adverse claim of title, ownership or right to use, or any other encumbrance of any kind whatsoever, and (III) “Permitted Liens” shall mean those liens or encumbrances, if any, identified as Permitted Liens on Schedule 1.1.

Notwithstanding the foregoing, the transfer of the Purchased Assets shall include the assumption of any liability or obligation relating to the Purchased Assets or the Business including the Assumed Liabilities in section 1.2 below.

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1.2. Assumed Liabilities. At Closing, the Seller Parties shall assign and Buyer shall assume and agree to discharge Sellers from (a) the Eagle Equities senior debt financing all agreed to liabilities in the Assumed Liabilities Statement including all liabilities directly related to the Purchased Assets and (b) those liabilities arising after the Closing under the Assumed Contracts, other than liabilities or obligations (i) to any Owner or affiliates of such Owner, (ii) arising out of or relating to any breach of any Assumed Contract or other action taken by any Seller Party before the Closing, (iii) arising out of or relating to any event, circumstance or condition occurring or existing on or before the Closing that, with notice or lapse of time, would constitute or result in a breach of any of such Assumed Contracts, (iv) arising from contingent customer liabilities not specifically disclosed in the Disclosure Schedules, (v) that would constitute a breach of this Agreement for which Buyer would be entitled to receive indemnification according to Article 6 ((a) and (b) collectively, the “Assumed Liabilities”). Within seven (7) days before the Closing Date, Seller Parties shall deliver to Buyer a statement (the “Assumed Liabilities Statement”) setting forth, as of the Closing a complete listing of such liabilities along with the dollar amount of these liabilities.

1.3. Contracts and Third-Party Consents. To the extent that a Seller’s rights under any Assumed Contract constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another person that has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller Parties, at their expense, shall use their commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer (including, without limitation, entering into a transition services agreement under which the Seller would provide the benefits of the Purchased Assets until the necessary consents have been obtained). Notwithstanding anything to the contrary contained in this Section 1.3, nothing herein shall be deemed to require Buyer to proceed to Closing in the event any Required Consents (as defined in Section 2.3(g)) are not obtained.

2. PURCHASE PRICE

2.1. Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price (“Purchase Price”) for the Purchased Assets shall be the greater of $50,000,000 or the to-be-completed asset valuation which will be conducted by a qualified third party acceptable to ENDV and the Buyer; provided in shares of SofPulse, Inc’s common stock priced at $5.00 per share which any remainder of the agreed upon purchase price will be provided in cash or in a secured promissory note which will be convertible into NASDAQ listed marketable securities at the sole discretion of the Seller.

(a) Buyer shall pay to the Seller at Closing $50,000,000 in SofPulse, Inc. common stock at $5.00 per share and a secured promissory note for all additional consideration per Section 2.1, in the event that Buyer does an IPO at a price lower than $5.00 per share, the shares issued to ENDV shall be increased to equal $50,000,000;

(b) The Buyer has paid the Seller an initial payment of $15,000 in cash. This $15,000 deposit will be credited against the Purchase Price;

(c) Each Party shall obtain all necessary shareholder approvals;

Closing Estimates.

Within seven (7) days prior to the Closing Date, Seller shall deliver to Buyer a statement (the “Closing Statement”) setting forth, as of the Closing, (i) Seller’s estimate of (a) the aggregate Assumed Liabilities and (b) Transaction Expenses (“Estimated Transaction Expenses”), together with bills, invoices or other vendor statements in respect of such Transaction Expenses through Closing of Agreement.

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2.2. Closing. The closing (the “Closing”) of the sale and purchase of the Purchased Assets and transactions contemplated by this Agreement (the “Transactions”) shall take place no later than three (3) business days following satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the Transactions in accordance with this Agreement, or at such other time, place and date as is mutually agreed by the Parties. The date of the Closing is referred to in this Agreement as the “Closing Date” and shall be effective as of 11:59 p.m. Eastern (the “Effective Time”) for tax and accounting purposes. Seller, from time to time after the Closing, at the request of Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to transfer and assign the Purchased Assets to, and vest title to such in, Buyer and to consummate the Transactions. All deliveries, payments, and other transactions and documents relating to the Closing shall not be effective unless and until all are effective (or waived in writing by the applicable Party) and shall be deemed to be consummated simultaneously.

2.3. Conditions to Obligations of Buyer. The obligations of Buyer to affect the Transactions are subject to satisfaction at or before the Closing of the following conditions (any of which may be waived in Buyer’s sole and absolute discretion):

(a) The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that already are qualified or modified by materiality in the text thereof);

(b) The Seller shall have performed and complied in all material respects with each agreement, covenant, and obligation required by it according to this Agreement or the Ancillary Agreements to which it is a party to be so performed or complied with by the Seller at or before the Closing;

(c) No Material Adverse Effect as defined in section 2.3(h), shall have occurred since the Signing Date;

(d) Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by an authorized officer of Seller certifying as to the fulfillment of the conditions specified in Sections 2.3(a), 2.3(b), and 2.3(c);

(e) Buyer and its Affiliates, as applicable, shall have completed their due diligence regarding the assets being acquired to their satisfaction;

(f) No claim, action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Body which presents a risk of the restraint or prohibition of the Transactions;

(g) All consents or waivers required from third parties and regulatory authorities relating to this Agreement or the Ancillary Agreements or any of the other transactions contemplated hereby or thereby shall have been obtained, including, but not limited to, any consents related to the assignment, any “change of control,” “potential change of control” or similar provision in any contract (collectively, the “Required Consents”), Schedule 2.3(g);

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Within thirty (30) days from the Closing, the Seller shall have delivered to the Buyer:

(i) a Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”), duly executed by Seller conveying all of the Purchased Assets to Buyer, and such other instruments of conveyance, transfer, and assignment as may be reasonably necessary to convey to Buyer good and valid title to the Purchased Assets, all in such form as shall be reasonably satisfactory to Buyer and its counsel;

(ii) a Restrictive Covenant Agreement between Buyer and Seller in substantially the same form as Exhibit A hereto (the “Restrictive Covenant Agreement”), duly executed by the Buyer and Seller;

(iii) An agreement to provide employment offer letters to the employees or contractors of Seller designated by Buyer at least thirty (30) days following Closing, in a form provided by Buyer;

(iv) Other financial information as listed in the attached schedules mutually agreed to by the Parties;

(h) As used in this Agreement, “Material Adverse Effect” means a material adverse effect on (i) the assets, properties, liabilities, operations, business, prospects or condition (financial or otherwise) of Seller and the Business, taken as a whole, or (ii) the ability of Seller to perform its or their obligations hereunder; caused by (A) terrorism or war (whether or not declared), (B) general market or economic conditions, (C) conditions generally affecting the industries in which Seller operates, or (D any material disruption in financial, banking, or securities markets in general.

2.4. Conditions to Obligations of the Seller. The obligations of the Seller to affect the Transactions are subject to satisfaction at or before the Closing of the following conditions (any of which may be waived by the Seller in their sole and absolute discretion):

(a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that already are qualified or modified by materiality in the text thereof);

(b) Buyer shall have performed and complied in all material respects with each agreement, covenant, and obligation required by this Agreement and the Ancillary Agreements to be so performed or complied with by the Buyer at or before the Closing;

(c) Buyer shall have delivered to the Seller a certificate, dated as of the Closing Date and executed by an authorized officer of Buyer, certifying as to the fulfillment of the conditions specified in Sections 2.4(a) and 2.4(b);

(d) No claim, action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Body which presents a risk of the restraint or prohibition of the Transactions;

(e) Buyer shall have delivered to the Seller:

(i) the Bill of Sale, duly executed by Buyer;

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3. REPRESENTATIONS AND WARRANTIES BY SELLER PARTIES

Subject to exceptions as are set forth in (i) the Disclosure Schedules delivered to Buyer by the Seller within fourteen (14) days following the Signing Date (the “Preliminary Disclosure Schedules”), as such disclosures may be updated per Section 5.5 of this Agreement (the “Updated Disclosure Schedules” and, collectively with the Preliminary Disclosure Schedules, the “Disclosure Schedules”), as of the Signing Date and as of the Closing Date, Seller jointly and severally represent and warrant to Buyer as set forth below, in this Section 3. Any Disclosure Schedules shall contain schedules and references qualifying the section or subsection they specifically reference:

3.1. Organization. Seller is duly organized, validly existing, and in good standing under the Laws of the state of its formation and organization. Seller has full power and authority to carry on the businesses of the Business as now conducted and to own, lease, or operate its properties and assets as now owned, leased, or operated.

3.2. Authorization; No Violation. Seller has the full power and authority to enter into this Agreement and perform its or their respective obligations hereunder and carry out the Transactions and will not violate or conflict with, or result in a breach of, or default under, any agreement, contract, covenant, promise, indenture, or other instrument, or any order or decree of any court or other Governmental Body, to which any Seller Party is a party or by which any Seller Party, or any Seller Party’s assets or properties, are bound. This Agreement, when executed, will constitute legal, valid, and binding obligations of each Seller Party enforceable in accordance with its terms except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. “Governmental Body” means any United States or foreign federal, state, provincial, regional, local, or municipal legislative, executive, or judicial department, commission, board bureau, agency, office, tribunal, court, or other instrumentality, whether governmental or quasi-governmental.

3.3. Accounts Receivable; Accounts Payable; Inventory; Backlog.

(a) All Accounts Receivable as of the Signing Date are set forth on Schedule 3.3(a) All Accounts Receivable of Seller’s SofPulse® Assets represent valid obligations of payors, clients, and/or customers arising from sales made or services performed by Seller in the ordinary course of business. The underlying transactions comprising the Accounts Receivable are reflected properly on Seller’s books and such Accounts Receivable. The Accounts Receivable are not subject to any pending or threatened defense, counterclaim, right of offset, returns, allowances, or credits. All such accounts receivable of Seller are fully collectible in the ordinary course of business, after deducting the allowance for doubtful accounts, as applicable.

The accounts payable of Seller’s related to the Purchased Assets as of the Signing are set forth on Schedule 3.3(b). The accounts payable of Seller arose from bona fide arm’s length transactions in the ordinary course of business consistent with past practice. All the inventories of Seller consist of quality and quantity of finished products of the SofPulse® Assets that are saleable in the ordinary course of business consistent with past practice, at normal selling prices, and not subject to write-off.

3.4. Title and Condition of Assets. Except as set forth on Schedule 3.4 Seller collectively owns, possesses and has good and marketable title to the Purchased Assets.

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3.5. Compliance with Laws and Permits. Except as set forth in Schedule 3.5, Seller and the Business have at all times been operated in compliance in all material respects with all applicable statutes, rules, regulations, orders, ordinances, judgments, decrees, and requirements of all federal, state and local commissions, boards, bureaus and agencies, including government third party payors having jurisdiction over the applicable Seller and the operations of the Business and, to the extent having the force of law, any position statements, advisory opinions, bulletins, notifications and other guidance relating to any of the foregoing in this definition (collectively, “Laws”). Seller holds and has held all Permits (as defined below) required under any Laws to conduct the Business as currently conducted and Schedule 3.5 contains a list of all such Permits. Except as set forth in Schedule 3.5, no suspension or cancellation of any Permit is pending or threatened. Seller Parties and the Business (i) are not subject to any existing, reasonably expected, or threatened action alleging breach or violation of any federal, state or local Laws; (ii) are not subject to any existing, or reasonably expected or threatened order or other liability arising from any actual or alleged violation of Law; (iii) have not received any written notice or other communication from any Governmental Body or any other person or entity regarding any actual or alleged violation of or failure to comply with any applicable Law in connection with the Business, or Seller’s licenses and permits, or the assets of Seller, including the Purchased Assets, and (iv) have not received any written notice of a government third party payor billing and reimbursement claim or violation

3.6. Employees and Independent Contractors. Schedule 3.6(a) sets forth the names, titles, classification (concerning (i) FLSA and (ii) W-2 versus 1099) and hours of all employees and independent contractors of Seller (and which Seller employs such persons) who perform services in or on behalf of the Business, and the annual rate of compensation (including bonuses and benefits) being paid to such employee or independent contractor as of the most recent practicable date. The employees and independent contractors listed on Schedule 3.6(a) constitute all of the employees and independent contractors who are in any way necessary to the continued operation of the Business as the Business is now being conducted (collectively, the “Seller’s Personnel”). To Seller’s Knowledge, no Seller’s Personnel is a party to any non-competition, non-interference, non-solicitation, or other such agreement with any third party that purports to prevent or limit the activities of Seller’s Personnel in connection with the Business and Seller’s business as currently conducted. There is no pending or threatened workers’ compensation claim or matter with respect to any Seller’s Personnel employment with or service to Seller. Seller is not aware of any fraudulent actions conducted by Seller’s Personnel or any former employees of Seller.

3.7. Contracts. Seller has listed on Schedule 3.7 all of the current Contracts in effect for the operation of the Business or to which The Seller is a party, including any Contracts to which any of the Purchased Assets is bound (the “Business Contracts”). All of the Business Contracts that constitute Purchased Assets are listed on Schedule 3.7. Copies of all listed contracts will be included in Schedule 3.7.

3.8. Intellectual Property.

(a) Seller owns or is properly licensed to use all Intellectual Property used in or necessary to conduct the business of Seller for SofPulse® medical products, as presently conducted or as currently proposed to be conducted by Seller. For purposes of this Agreement, “Intellectual Property” means all United States and foreign patents (including design patents, if any), patent applications, registered trademarks, trademark applications, unregistered trademarks, copyrights, copyright applications and registrations, trade dress, domain names, processes, trade secrets, and know-how. “Owned Intellectual Property” means Intellectual Property used by the applicable Seller in which the Seller has or purports to have an ownership interest, and “Licensed Intellectual Property” means any Intellectual Property licensed to the applicable Seller. Schedule 3.8(a)(i) sets forth a true, correct, and complete list of the following Owned Intellectual Property of Seller: all United States and foreign patents (including design patents, if any), patent applications, registered trademarks, trademark applications, unregistered trademarks, filed, issued or registered copyrights and copyright applications, and domain names registered in the name of, pending on behalf of, or owned by the Seller which list includes each name used by the Seller in connection with the marketing or sale of products or services. The list included in Schedule 3.8a)(i), as to each item, shall also include, to the extent applicable, the registration or application number, the goods with which each patent or mark on the list is registered and used, the country or countries in which each patent or mark is registered, applied for or used, and the application date, registration date, and renewal date for each such patent or mark, as applicable. Schedule 3.8(a)(ii) identifies any Owned Intellectual Property that is licensed out to third parties and includes the name of such third party;

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(b) Except as listed in Schedule 3.8(a)(ii), the Owned Intellectual Property is owned by the applicable Seller free and clear of all joint ownership, assignments, licenses, and sublicenses.

(c) The Buyer will provide the Seller with the rights to make, use, and sell the single-coil and multi-coil PEMF technologies solely for non-medical use in the human (non-animal) markets;

(d) The Seller will receive from the Buyer a 5-year (renewable) telehealth service agreement for human medical use;

(e) As to the Owned Intellectual Property listed or required to be listed in Schedule 3.8(a)(i) or (ii): (i) the rights are valid and subsisting and legal title to such Intellectual Property is in the name of the applicable Seller, (ii) there is no pending or, to the Seller’s Knowledge, after having made reasonable inquiry, threatened, governmental proceeding or governmental investigations or other third-party claims, litigation or proceedings pending, asserted or threatened against Seller with respect to such Intellectual Property, (iii) there are no known co-existence agreements, consent decrees, judgments, consents, injunctions, settlement agreements or any similar agreements which would affect or restrict or limit Seller’s ability to own and/or use the Owned Intellectual Property and, to Seller’s Knowledge, the Licensed Intellectual Property in its business as currently conducted or currently proposed to be conducted.

(g) The Buyer acknowledges that several patents included in the Acquired Assets will require past-due patent fees that will be paid by the Buyer after the Closing Date;

(h) In the case of inventions of employees, officers, or directors relating to Seller’s business, Seller has a valid ownership interest in all such inventions and, to the extent required under applicable law, such inventions have been, or before Closing will be, validly assigned to the Seller. There are no compensation claims of whatever nature against Seller for any such inventions;

3.9 Insurance. Schedule 3.9 sets forth a complete list of all existing insurance policies of Seller that are maintained by, for the benefit of, or at the expense of Seller (the “Insurance Policies”), correct and complete copies of which have been made available to Buyer. Schedule 3.9 sets forth the name of the insurer under each Insurance Policy, the type of policy, the policy number, and the coverage amount thereunder. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied, or disputed by the underwriters of such Insurance Policy or which, to Seller’s Knowledge, will not be covered in full by such Insurance Policy. All premiums due and payable under all Insurance Policies have been timely paid, and the applicable Seller is otherwise in compliance with the terms of the Insurance Policies. All Insurance Policies remain in full force and effect and to Seller’s Knowledge there is no threatened termination of, or material premium increase concerning, any Insurance Policy;

4. REPRESENTATIONS AND WARRANTIES OF BUYER

As of the Signing Date and as of the Closing Date, Buyer represents and warrants to the Seller Parties as follows:

4.1. Organization. Buyer is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization, as applicable.

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4.2. Authorization. Buyer has full power and board granted authority to enter into this Agreement, perform its obligations hereunder, and carry out the Transactions. This Agreement, when executed, will constitute a legal, valid, and binding obligation of Buyer enforceable against Buyer per its terms except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

4.3. No Violation. The execution and delivery of this Agreement by Buyer does not, and the consummation of the Transactions will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any material contract or agreement to which Buyer is a party or by which any of Buyer’s assets or properties are bound; (b) violate any provision of the organizational documents of Buyer, if applicable; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer; or (d) violate any other contractual or legal obligation or restriction to which Buyer is subject.

5. PRE-CLOSING COVENANTS

5.1. Access to Information. Before the Closing, upon reasonable notice from the Buyer to the Seller, the Seller will afford the officers, attorneys, accountants, or other authorized representatives of the Buyer reasonable access during normal business hours to the employees, properties, facilities, contracts, and the books and records of Seller to afford Buyer a reasonable opportunity to make such review, examination, and investigation of the Business as Buyer may desire to make and to obtain information as needed. Prior to the Closing, the Seller shall generally keep the Buyer informed as to its progress with respect to the completion of the conditions set forth in Section 2.5 hereof.

5.2. Conduct of Business. During the period from the Signing Date and continuing until the earlier of the termination of this Agreement or the Closing, Seller agrees (unless such action is specifically contemplated by, or required to be taken pursuant to, this Agreement or with the Buyer’s prior written consent) to carry on the Business in the usual, regular and ordinary course of business consistent with past practice, and to, and institute all commercially reasonable policies to, (i) preserve intact its present business organization and the rights and privileges pertinent to the Business, (ii) keep available the services of its present directors, officers, employees and consultants, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing business at the Closing.

5.3. Acquisition Proposals. From and after the Signing Date until termination of this Agreement or Closing without the Buyer’s consent, the Seller shall not, and shall not authorize or permit any officer, director, manager or employee of, or any investment banker, attorney, accountant or other representative retained by any Seller to, (i) encourage, solicit, initiate discussions (whether in writing or verbally), facilitate (including by way of furnishing information) or continue inquiries or otherwise take any offers from or discuss any proposals with any person or entity (other than with or on behalf of Buyer or its Affiliates), relating to the Transactions or any transfer, sale or purchase of all or any portion of the Business, the Purchased Assets or the Owners’ equity interests in Seller, any recapitalization, merger or business combination with or involving either of the Sellers or the Business, or any public or private securities offering or financing or joint venture involving either of the Sellers or the Business (any of the foregoing, an “Acquisition Proposal”), or (ii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal or take any actions which may reasonably be expected to lead to any Acquisition Proposal. The Seller agrees that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and its Affiliates and that money damages would not provide an adequate remedy to Buyer.

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5.4. Notice of Adverse Changes. From and after the Signing Date and before the Closing, Seller shall give Buyer prompt written notice of (but in no event more than three (3) days following) the occurrence of any of the following with respect to Seller, the Business or the Purchased Assets:

(a) any damage or destruction of Purchased Assets involving individually or in the aggregate more than $1,000,000;

(b) the commencement or filing by or against Seller or the Business of any decree, judgment, order, proceeding, or litigation at law or in equity, arbitration, or other proceeding before any Governmental Body that involves any license or which could reasonably be expected to adversely affect the Business in any material respect;

(c) any violation or written notice of any alleged violation of any Law or license;

(d) any notice of breach, default, claimed default, or termination of any Assumed Contract or Business Contract;

(e) any other actual or threatened developments concerning the acquired assets or operations of the Business which could reasonably be expected to result in a Material Adverse Effect or a breach of any of the representations and warranties of the Seller Parties hereunder; or

(f) any incurrence of indebtedness against (lien) the Purchase Assets:

5.5. Disclosure Schedules. Between the Signing Date and the Closing, any Seller Party shall promptly notify Buyer in writing if Seller becomes aware of (i) any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Seller made as of the Signing Date or (ii) the occurrence after the Signing Date of any fact or condition that would cause or be reasonably likely to cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller discovery of, such fact or condition. In addition, between the Signing Date and the Closing, any Seller Party shall promptly notify the Buyer of the occurrence of any breach of any covenant by the Seller Party in this Article 5 or of the occurrence of any event that may make the satisfaction of any condition in Section 2.4 impossible or unlikely. No disclosure pursuant to this Section 5.5 will (i) prevent or cure any breach of any representation or warranty or covenant set forth herein, (ii) operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in this Agreement, and (iii) shall not be deemed to amend or supplement the Disclosure Schedules or cure any breach of any representation, warranty or covenant set forth in this Agreement or any other Transaction Document.

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6. SPECIAL CONDITIONS RELATING TO STATUS AS A PUBLIC COMPANY

6.1 Compliance with Securities Laws. The parties acknowledge that the Seller is a company subject to the reporting requirements of section 13 of the Securities Exchange Act of 1934, as amended (the “34 act”) with its common stock registered pursuant to section 12(g) thereof. Accordingly, the closing of the transactions contemplated by this agreement is subject to the completion by Seller of all requirements of the 34 Act which will include preparing and circulating an Information Statement on Form 14C and possibly additional documents. The Parties agree to fully cooperate with Seller in these efforts.

7. INDEMNIFICATION

7.1. Indemnification by Seller Parties; Offset. Seller hereby agrees to jointly and severally defend, indemnify and hold harmless the Buyer and its affiliates (collectively, the “Buyer Indemnitees”) and shall reimburse Buyer Indemnitees for, from and against each claim, loss, liability, damage, cost and expense (including without limitation interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”), directly or indirectly relating to, resulting from, arising out of or incidental to:

(a) any inaccuracy in or breach of any of the representations or warranties by any Seller Party contained herein;

(b) any breach or default of any covenant, agreement, or obligation of any Seller Party contained in this Agreement;

(c) any Transaction Expenses or indebtedness of any Seller to the extent not taken into account in the calculation of Net Purchase Price.

(d) the operation of the Business before the Closing (other than concerning any Assumed Liabilities); and

If Buyer is entitled to indemnification hereunder, then Buyer shall have the right to seek recourse with respect to any such indemnification obligation against any or all of the Seller Parties and against any amounts otherwise due to any Seller Party under this Agreement (including, without limitation, any amounts payable to Sellers pursuant to Section 2.4).

7.2. Indemnification by Buyer. Buyer shall indemnify and hold the Seller and their respective affiliates, employees, officers, agents, and representatives (collectively, the “Seller Indemnitees”), harmless from against, and in respect of Losses directly or indirectly relating to, resulting from, arising out of or incidental to:

(a) any inaccuracy in or breach of any of the representations or warranties by Buyer contained herein or in any other agreement, instrument, or document entered into in connection with this Agreement;

(b) any breach or default of any covenant, agreement, or obligation of Buyer contained in this Agreement or any other agreement, instrument, or document entered into in connection with this Agreement;

(c) the Assumed Liabilities of Buyer;

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(d) any violation of Laws by the Buyer arising after the Closing Date (excluding violations of Laws relating to an inaccurate representation of a Seller Party).

7.3. Tax Treatment of Indemnity Payments. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price unless there is no reasonable basis for doing so under applicable law.

7.4. Buyer Investigation. The right to indemnification shall not be affected by any investigation conducted with respect to, or, except for disclosures made in the Disclosure Schedules, any knowledge acquired (or capable of being acquired) at any time, whether before or after the Signing Date, with respect to any representation, warranty, covenant or agreement in this Agreement.

7.5. Materiality. Each of the representations and warranties that contains any “material adverse effect,” “material” or similar materiality qualifications shall be read as though such qualifications were not contained therein for the purposes of determining whether or not an indemnified party is entitled to indemnification pursuant to this Article 7 and the amount of Losses to which such indemnified party may be entitled under this Article 7.

7.6. Limitations on Seller Parties’ Indemnification Liability.

(a) Threshold for Bringing Claims Against the Seller Parties. If a Buyer Indemnitee seeks indemnification for matters identified in Section 7.1(a) the indemnification by the Seller Parties will not apply unless and until the aggregate Losses exceed 2% of the Purchase Price. (the “Indemnification Threshold”). Once the Indemnification Threshold has been reached (and subject to the provisions and limitations contained in this Article 7), any indemnification obligations of the Seller Parties under Section 7.1(a)will apply to all Losses incurred for claims under Section 7.1(a) without regard to the Indemnification Threshold.

(b) Limitation of Aggregate Amount of Seller Parties’ Liability. Notwithstanding anything to the contrary set forth in this Agreement, in no event will:

(i) the total cumulative amount of Losses for which the Seller Parties may collectively be liable to the Buyer or Buyer Indemnitees under Section 7.1(a) exceed the amount of the Closing Payment with respect to Losses resulting from or arising out of breaches of representations and warranties other than the Fundamental Representations; and

(ii) the total cumulative amount of Losses for which the Seller Parties may collectively be liable to the Buyer or Buyer Indemnitees under Section 7.1(a) with respect to Fundamental Representations exceed the Net Purchase Price.

(c) Exceptions to Indemnification Limitations. Notwithstanding anything to the contrary contained in Article 6, the limitations on liability contained in Section 7.1(a)and 7.1(b) shall not apply to (i) fraud by the Seller Parties. For purposes of this Agreement, “fraud” shall mean knowing, intentional or grossly negligent misrepresentation, misstatement, concealment, or omission.

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7.7. Indemnification Procedures. If any of the Buyer Indemnitees or Seller Indemnitees (each, an “Indemnified Party”) wishes to seek indemnification under this Article 7, the Indemnified Party shall give written notice thereof to the Seller Parties or the Buyer, as the case may be (the Seller Parties or the Buyer, in their capacity as indemnifying parties hereunder are referred to as “Indemnifying Parties”); provided, that in the case of any action or lawsuit brought or asserted by a third party (a “Third Party Claim”) that would entitle the Indemnified Party to indemnity hereunder, the Indemnified Party shall promptly notify the Indemnifying Parties of the same in writing; provided, further, that the failure to so notify the Indemnifying Parties promptly shall not relieve the Indemnifying Parties of their indemnification obligation hereunder except to the extent that the Indemnifying Parties have been materially prejudiced thereby. Any request for indemnification made by an Indemnified Party shall be in writing, shall specify in reasonable detail the basis for such claim, the facts pertaining thereto and, if known and quantifiable, the amount thereof (a “Claim Notice”). No claim for indemnification may be asserted or brought under this Agreement unless a Claim Notice is delivered to the Indemnifying Parties prior to the expiration of the survival period (if any) for the applicable representation, warranty or covenant (in which case the claims identified in such Claim Notice may be prosecuted until their conclusion). If the Indemnifying Parties object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice, the Indemnifying Parties shall deliver a written notice specifying in reasonable detail the basis for such objection to the Indemnified Party, within thirty (30) calendar days after delivery by the Indemnified Party of such Claim Notice (the “Dispute Statement”). If a Dispute Statement is not received by the Indemnified Party within such thirty (30) day period, the amount set forth in the Claim Notice shall be deemed accepted by the Indemnifying Parties and shall be conclusive and binding upon the Indemnifying Parties. If the Indemnifying Parties delivers to the Indemnified Party a Dispute Statement applicable to all or any portion of a claim within the period for delivery of the same set forth above, then the amount in dispute by the Indemnifying Party in such Dispute Statement shall not be payable to the Indemnified Party until either (i) Buyer and the Seller Parties jointly agree in writing to the resolution of the amount in dispute in such Dispute Statement, or (ii) a court of competent jurisdiction enters a final unappealable order regarding the claim and the amount in dispute in such Dispute Statement.

In the case of any Third Party Claim, if within forty-five (45) calendar days after receiving a Claim Notice, an Indemnifying Parties give written notice to the Indemnified Party stating (A) that the Indemnifying Parties would be liable for indemnity under the provisions hereof if such Third Party Claim were valid, (B) that the Indemnifying Parties dispute and intend to defend against such claim and (C) that the Indemnifying Parties will be solely responsible for all costs, expenses and liabilities incurred in connection with or otherwise relating to such claim, then counsel for the defense shall be selected by the Indemnifying Parties (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld), whereupon the Indemnifying Parties shall not be required to make any payment to the Indemnified Party for the costs of its defense counsel in respect of such Third Party Claim as long as the Indemnifying Parties are conducting a good faith and diligent defense; provided, that the Indemnified Party shall at all times have the right to fully participate in such defense at its, his or her own expense directly or through counsel. If the Indemnifying Parties assume the defense in accordance with the preceding sentence, they shall have the right, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, to settle the portion of such Third Party Claim that is subject to indemnification; provided, that the settlement (1) does not involve the imposition of an injunction or other equitable relief on the Indemnified Party or any of its affiliates and (2) expressly and unconditionally releases the Indemnified Party and its applicable affiliates from all Losses with respect to such Third Party Claim (and all other claims arising out of the same or similar facts and circumstances), with prejudice. The Indemnifying Parties shall keep the Indemnified Party apprised of the status of any Third-Party Claim for which it has assumed the defense, shall furnish the Indemnified Party with all documents and information that such Indemnified Party reasonably requests, and shall consult with the Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding any of the foregoing, the Indemnifying Parties shall not have the right to assume control of the defense, if the Third Party Claim which the Indemnifying Parties seeks to assume control of: (aa) seeks non-monetary relief; (bb) involves criminal or quasi-criminal allegations; (cc) is one in which any of the Indemnifying Parties and the Indemnified Party are both named in the complaint; or (dd) involves a claim for which an adverse determination would have a material adverse effect on the Indemnified Party’s or any of its applicable affiliates’ reputation or future business prospects. If notice of intent to dispute and defend is not given by the Indemnifying Parties within the time period referenced above, or if such diligent good faith defense is not being or ceases to be conducted, then the Indemnified Party may undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle, such Third Party Claim in its sole discretion; provided, however, that such compromise or settlement (x) shall not be determinative of whether such claim is indemnifiable hereunder of or the amount of Losses relating the such claim without the consent of the Indemnifying Parties, which shall not be unreasonably withheld, and (y) may not be made without the consent of the Indemnifying Parties unless such settlement or compromise (i) does not involve the imposition of an injunction or other equitable relief on the Indemnifying Party, or any criminal or quasi-criminal allegations against any of the Indemnifying Parties, and (ii) expressly and unconditionally releases the Indemnifying Parties from all Losses with respect to such Third Party Claim (and all other claims arising out of the same or similar facts and circumstances), with prejudice.

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7.8. Exclusive Remedy. From and after the Closing, this Article 7 shall be the sole and exclusive remedy for any claim or controversy arising out of or relating to any breach or inaccuracy of any representation or warranty made by any of the Seller Parties pursuant to Section 7.1(a) or by Buyer pursuant to Section 7.1(a); provided, however, that (1) nothing in this Agreement shall prevent or restrict the right of any party to obtain injunctive or other equitable relief with a court of competent jurisdiction, and (2) the exclusivity provisions of this Section 7.8 shall not apply to claims for fraud arising under or relating to the Transactions.

8. SURVIVAL

8.1. Survival. Except as otherwise stated herein, the representations and warranties contained herein shall survive the Closing and any investigation made by or on behalf of any Party hereto, until the eighteen (18)-month anniversary of the Closing Date; provided that the representations and warranties in Sections [3.1, 3.2, 3.3, 3.5, 4.1, 4.2 and 4.3] (the “Fundamental Representations”) shall survive the Closing and any investigation made by or on behalf of any Party hereto, until the later of (x) sixty (60) days after expiration of the applicable statute of limitations, and (y) the seventh (7th) anniversary of the Closing Date. For purposes of clarity, all of the covenants or other agreements of the Parties set forth in this Agreement shall survive the Closing Date in accordance with their respective terms or, if no such term is specified, until the seven (7) year anniversary of the Closing Date. The Parties hereby acknowledge and agree that they are contractually extending the statutes of limitations with respect to certain matters specified pursuant to this Section 8.1.

9. COVENANTS

9.1. Confidentiality and Non-Disparagement.

(a) Confidentiality. Seller, shall, and shall cause their representatives to, treat as confidential and safeguard and not disclose or use for the benefit of any person or business (other than the Business) all non-public, confidential or proprietary information, knowledge, and data about the Business or the Buyer (the “Confidential Information”), except to the extent that such information can be shown to have been generally available to the public other than as a result of the disclosure by such person or its representatives. If, after the Closing, a Seller Party, or any of their respective representatives are legally required to disclose any Confidential Information, such person shall, to the extent permitted by applicable Law, (i) promptly notify Buyer to permit the Buyer to seek a protective order or take other appropriate action and (ii) cooperate as reasonably requested by Buyer in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information. If, after the Closing and in the absence of a protective order, any Seller Party or any of their respective representatives are compelled as a matter of Law to disclose Confidential Information to a third party, such person and its representatives may disclose to the third party compelling disclosure only the part of such Confidential Information as is required by Law to be disclosed; provided, however, that, before any such disclosure, such person and its representatives will, to the extent permitted by applicable Law, use good faith efforts to advise and consult with Buyer and its counsel as to such disclosure and the nature and wording of such disclosure.

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(b) Non-Disparagement. No Seller Party shall, directly or indirectly, make any comments (written, oral, electronic or otherwise) that could be reasonably construed as defamatory concerning the Business, any Buyer or any respective employee or independent consultant thereof to any person, at any time, including, but not limited to, customers, clients, vendors, current or former or future employees of the Business or any Buyer or affiliate thereof, financial or credit institutions, the media or the general public.

9.2. Transfer Taxes. All personal property transfer, documentary, sales, use, stamp, registration, and other such Taxes, and all conveyance fees, recording charges, and other fees and charges (including any penalties and interest) imposed in connection with the transfer of the Purchased Assets to the Buyer shall be paid by the Buyer.

9.3. Use of Name. Following the Closing Date, the Seller shall have no rights to use any trademarks or tradenames of the Business, including, but not limited to, the names “SofPulse®” or any variants thereof. As soon as reasonably possible after the Closing Date (and in any event within thirty (30) calendar days), the Seller shall cease all use of such names. Notwithstanding anything to the contrary, ENDV will be able to utilize the name SofPulse® and Electroceuticals® in its marketing materials.

9.4. Offer of Employment to Seller Employees. Subject to the outcome of their standard investigations, including background checks Buyer will endeavor to offer “at will” employment to all of the full-time employees of the Sellers on terms, including to Buyer’s knowledge, compensation, including deferred compensation and other ENDV-associated employment obligations, and benefits, substantially consistent with those Seller had accorded such employees within thirty (30) days following the Closing Date.

9.5. Access to Books and Records. The Buyer will afford the Seller and their respective advisors, during normal business hours, reasonable access to all books and records included in the Purchased Assets, in the Buyer’s possession for periods through the Closing and the right to make copies and extracts therefrom solely to the extent that such access may be reasonably required by the requesting party, in connection with (i) the preparation of tax returns or financial statements, (ii) any tax audit, tax protest or other proceeding relating to taxes, (iii) the determination or enforcement of rights and obligations under this Agreement or the Transactions, (iv) compliance with the requirements of any Governmental Body, (v) any actual or threatened lawsuit, legal proceeding, administrative enforcement proceeding or arbitration before any Governmental Body. The Seller Parties will afford Buyer and its advisors, during normal business hours, reasonable access to any business, financial and accounting records retained by Seller Parties with respect to the Business, including, without limitation, any Excluded Records.

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10. JOINT COVENANTS

Buyer and Seller covenant and agree that they will act per the following:

10.1. Consents. Promptly following the execution of this Agreement, the Parties will proceed to prepare and file with the appropriate Governmental Bodies any requests for approval or waiver, if any, that are required from Governmental Bodies in connection with the Transactions, and the Parties shall diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers. The Seller shall use commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers and approvals from, and provide all notices to, all persons, set forth on Schedule 2.3(g). All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to Buyer, and executed counterparts of such consents, waivers and approvals shall be delivered to Buyer promptly after receipt thereof, and copies of such notices shall be delivered to Buyer promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be required to pay any amounts in connection with obtaining any consent, waiver or approval set forth in Schedule 3.14.

10.2. Further Assurances. Following the Closing, as and when requested by any Party and at such Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary to evidence and effectuate the Transactions. Without limiting the foregoing:

(a) Seller shall promptly forward or cause to be forwarded to Buyer any mail received by Seller Party that relates to the Purchased Assets or the Assumed Liabilities. Buyer shall promptly forward or cause to be forwarded to Seller any mail received that relates to the Excluded Assets ;

(b) Seller agrees to promptly endorse and pay over or cause to be endorsed and paid over to Buyer any payment received by Seller after the Closing Date in respect of any Accounts Receivable or goods sold or services, in each case, to the extent rendered after the Closing Date.

11. TERMINATION

11.1. Termination. This Agreement may be terminated, and the Transactions may be abandoned at any time before the Closing Date:

(a) by mutual written consent of the Sellers and the Buyer;

(b) by Sellers, on one hand, or Buyer, on the other hand, if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any order enjoining either Buyer or any Seller Party from consummating the Transactions is entered and such order shall not have been vacated or stayed within thirty (30) days of the entry thereof;

(c) by the Buyer if: (i) at any time there has been a misrepresentation, breach of warranty or breach of covenant on the part of a Seller in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten (10) days after written notice of such breach is given to Sellers; (ii) a Material Adverse Effect has occurred; (iii) Sellers have failed to timely deliver the Preliminary Disclosure Schedules or the Closing Financial Statements, (iv) should Buyer not be satisfied with the results of its due diligence with respect to Sellers or the Business at any time prior to the later of fourteen (14) days following delivery of (A) the Closing Financial Statements or (B) any Updated Disclosure Schedules, or (iv) Buyer has failed to obtain financing satisfactory to Buyer in connection with the Transactions, so long as Buyer has not, in bad faith, caused the debt financing arrangements to fail in order to terminate this Agreement for reasons unrelated to the debt financing;

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(d) by the Seller Parties if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of Buyer in any of the representations, warranties or covenants under this Agreement which breach is not curable, or if curable, is not cured within ten (10) days after written notice of such breach is given to Buyer;

(e) by Buyer, on the one hand, or Seller Party, on the other hand, if the Closing has not occurred before June 30, 2024; provided, however, that the Parties shall use their commercially reasonable good faith efforts to cause the Closing to occur on or before December 31, 2023; provided, however, that the right of Buyer under Section 10.1(c) and Section 10.1(e) and the right of the Seller Parties under Section 10.1(d) and Section 10.1(e) shall not be available to such Party if such Party’s breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of such transaction to occur on or before such date. The Party desiring to terminate this Agreement pursuant to this Section 10.1 shall give written notice of such termination to the other Parties, as applicable, in accordance with Section 11.3 hereof.

11.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any Party, except that the agreements contained in this Section 10.2 and Article 11 hereof shall survive the termination of this Agreement.

12. MISCELLANEOUS

12.1. Expenses. All fees and expenses incurred by any of the Seller, including without limitation legal fees and expenses, in connection with this Agreement will be borne by the Seller and all fees and expenses incurred by Buyer, including without limitation legal fees and expenses, in connection with this Agreement will be borne by Buyer; provided that Transaction Expenses will be paid per the terms of Section 2.1.

12.2. Entire Agreement; Amendment; Severability. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the Parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter. This Agreement may not be amended, or any term or condition waived, unless signed by the party to be charged or making the waiver. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

12.3. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by e-mail or sent by reputable overnight delivery service and properly addressed as follows:

if to Buyer, to:

Ira Weisberg

2302 Harpers Crossing

Langhorne, PA 19047

iweisberg@endonovo.com

17

with a copy (which shall not constitute notice) to:

If to any Selling Party:

Mr. Alan Collier

Endonovo Therapeutics, Inc.

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

acollier@endonovo.com

with a copy (which shall not constitute notice) to:

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

E-mail: Hariton@sprynet.com.

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by electronic mail, read receipt requested, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or when transmitted by e-mail (except if not a business day then the next business day) to the e-mail address set out above if the sender within one (1) business day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), three (3) business days after mailing if sent by mail, and one (1) business day after dispatch if sent by express courier, to the addresses provided in accordance with this Section 11.3.

12.4. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic imaging means shall be effective as an original.

12.6. Binding Provisions; Assignment; Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors, and assigns. Nothing in this Agreement is intended to confer any rights or remedies under or because of this Agreement on any persons other than the Parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. No Party may assign this Agreement or assign or delegate, as applicable, any of its rights, interests or obligations hereunder without the prior written approval of Buyer and Seller; provided, that (a) Buyer may assign, delegate or otherwise transfer this Agreement or its rights and obligations hereunder to any of its affiliates or to any successor or purchaser of any part of the business of Buyer without such approval, and (b) Buyer may assign this Agreement and any of the provisions hereof without such approval for collateral security purposes to any lenders providing financing to Buyer, in each case, so long as Buyer remains responsible for all such obligations hereunder.

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12.7. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each Party irrevocably agrees that any proceeding against them arising out of or in connection with this Agreement or the Transactions or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in state or federal courts located in [Los Angeles County, California], and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam with respect to any such proceeding and waives to the fullest extent permitted by Law any objection that it may now or hereafter have that any such proceeding has been brought in an inconvenient forum.

12.8. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by Law, any right it may have to a trial by jury in respect to any PROCEEDING OR LITIGATION directly or indirectly arising out of, under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or disputes relating hereto or thereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.8.

12.9. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties further acknowledge and agree that prior drafts of this Agreement and the other agreements and documents contemplated hereby will not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the Parties with respect hereto and prior drafts will be deemed to be the joint work product of the Parties. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including without limitation”. Where the context so requires, the singular shall include the plural and vice-versa.

12.10. Recitals. The recitals set forth above are incorporated herein by reference as reflecting the general understanding and intent of the Parties.

12.11. Non-Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, conditions or covenants of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any term, condition or covenant of this Agreement shall not be construed as a subsequent waiver of any such term, condition, covenant, right, or privilege, but the same shall continue in full force and effect.

12.12. Incorporation of Schedules and Exhibits. The schedules and exhibits hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to this “Agreement” and the words “herein,” “hereof” and words of similar import refer to this Agreement (including its schedules and exhibits as an entirety).

12.13. Certain Definitions. For purposes of this Agreement, (i) “Knowledge” or “knowledge”) of any of the Seller Parties shall mean the knowledge of the Owners, and for purposes of this Agreement, an individual shall be deemed to have knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter or (B) such individual would be expected to discover or otherwise become aware of such fact or other matter after reasonable investigation, and (ii) “Contract” or “contract” with respect to any person or entity, any contract, agreement, lease, license, commitment, arrangement or undertaking, written or oral, or other document or instrument to which or by which such person or entity is a party or otherwise subject or bound or to which or by which any asset, property or right of such person or entity is subject or bound, including all amendments, supplements and other modifications thereto, (iii) an “Affiliate” or “affiliate” shall mean (A) with respect to an individual, (1) the members of the immediate family (including parents, siblings and children) of the individual, (2) the individual’s spouse, and (3) any other person or entity that directly or indirectly, through one or more intermediaries is Controlled by, or is under common Control with, any of the foregoing individuals, or (B) with respect to any entity, any other person or entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such entity, and (iv) “Control” or “control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction, management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the “affiliates” of any trust shall include the beneficiaries, the trustees, and the grantor of such trust.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first above written.

BUYER:

SOFPULSE, INC.

By:
Ira Weisberg
President

SELLER:

ENDONOVO THERAPEUTICS, INC.

By:
Alan Collier
CEO

Signature Page to Asset Purchase Agreement

SCHEDULE 1.1(I)

ASSUMED CONTRACTS

SCHEDULE 2.3(g)

REQUIRED CONSENTS

SCHEDULE 1.1

PERMITTED LIENS

SCHEDULE 3.3(a)

ACCOUNTS RECEIVABLE

SCHEDULE 3.3(b)

ACCOUNTS PAYABLE

SCHEDULE 3.4

Title and Condition of Assets.

SCHEDULE 3.5

COMPLIANCE WITH LAWS AND PERMITS

SCHEDULE 3.6(a)

EMPLOYEES AND INDEPENDENT CONTRACTORS

SCHEDULE 3.7

CONTRACTS

SCHEDULE 3.8(a)(i)

OWNED INTELLECTUAL PROPERTY

SofPulse Patents
All Cases Summary Report
Case #	Case Type	Country	Client Name,	Status,	Pat/Reg No.,	#
			Client Case #	Filing Date,	Issue/Reg Date
App. Serial No.
Pub No. & Date
21808026ET10N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 4/9/2013	6
			No Client Case No.	Filed: 3/15/2010	Pat. #: 8,415,123
				Serial #: 12/661,377	Expires: 4/9/2030
Conf #: None
Pub #: 20100179373
Pub Date: 7/15/2010
21808026ET11N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 7/20/2010	7
			21808026ET11N	Filed: 9/10/2005	Pat. #: 7,758490
				Serial #: 11/223,073	Expires: 7/20/2027
Conf #: None
Pub #: 20070060981
Pub Date: 3/15/2007
21808026ET12N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 3/1/2011	8
			21808026ET12N	Filed: 4/14/2008	Pat. #: 7,896,797
				Serial #: 12/082,944	Expires: 4/14/2028
Conf #: None
Pub #: 20090069626
Pub Date: 3/12/2009
21808026ET13N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 2/24/2015	9
			21808026ET13N	Filed: 4/5/2011	Pat. #: 8,961,385
				Serial #: 13/080,450	Expires: 2/24/2032
Conf #: None
Pub #: 20110207989
Pub Date: 8/25/2011

21808026ET14N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 8/30/2016	10
			21808026ET14N	Filed: 10/3/2011	Pat. #: 9,427,598
				Serial #: 13/252,144	Expires: 8/30/2033
				Conf #: None
				Pub #: 20120116149
				Pub Date: 5/10/2012
21808026ET16N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 9/6/2016	11
			21808026ET16N	Filed: 2/3/2014	Pat. #: 9,433,797
				Serial #: 14/171,613	Expires: 2/3/2034
				Conf #: None
				Pub #: 20140221726
				Pub Date: 8/7/2014
21808026ET17N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 8/16/2016	12
			21808026ET17N	Filed: 2/3/2014	Pat. #: 9,415,233
				Serial #: 14/171,644	Expires: 2/3/2034
				Conf #: None
				Pub #: 20140213844
				Pub Date: 7/31/2014
21808026ET18P	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Abandoned		13
			21808026ET18P	Filed: 2/24/2017
				Serial #: 62/463,475	Abandoned: 2/24/2018
				Conf #: None
21808026ET19N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 5/23/2017	14
			21808026ET19N	Filed: 10/31/2011	Pat. #: 9,656,096
				Serial #: 13/285,761	Expires: 5/23/2034
				Conf #: None
				Pub #: 20120089201
				Pub Date: 4/12/2012

21808026ET20N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Transferred		15
			21808026ET20N	Filed: 6/14/2017
				Serial #: 15/623,157
				Conf #: None
21808026ET21N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 1/1/2013	16
			21808026ET21N	Filed: 1/30/2012	Pat. #: 8,343,027
				Serial #: 13/361,797	Expires: 1/30/2032
				Conf #: None
21808026ET22N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 4/26/2016	17
			No Client Case No.	Filed: 4/16/2015	Pat. #: 9,320,913
				Serial #: 14/688,602	Expires: 4/16/2035
				Conf #: None
				Pub #: 20150297910
				Pub Date: 10/22/2015
21808026ET23N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		18
			21808026ET23N	Filed: 8/10/2017
				Serial #: 15/674,276
				Conf #: None
				Pub #: 20180140861
				Pub Date: 5/24/2018
21808026ET24N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Allowed		19
			21808026ET24N	Filed: 11/4/2015
				Serial #: 14/932,928
				Conf #: 1919
				Pub #: 20160121135
				Pub Date: 5/5/2016
21808026ET25N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		20
			21808026ET25N	Filed: 2/22/2016
				Serial #: 15/549,748
				Conf #: None
				Pub #: 20180043174
				Pub Date: 2/15/2018

21808026ET26N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		21
			No Client Case No.	Filed: 7/22/2016
				Serial #: 15/217855
				Conf #: None
				Pub #: 20170165496
				Pub Date: 6/15/2017
21808026ET2N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 3/12/2019	22
			No Client Case No.	Filed: 1/28/2015	Pat. #: 10226640
				Serial #: 14608140	Expires: 6/10/2036
				Conf #: 3871
				Pub #: 20150196771
				Pub Date: 7/16/2015
21808026ET6N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 6/29/2010	23
			21808026ET6N	Filed: 12/3/2004	Pat. #: 7,744,524
				Serial #: 11/003,108	Expires: 7/1/2027
				Conf #: None
				Pub #: 20050197522
				Pub Date: 9/8/2005
21808026ET7N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		24
			21808026ET7N	Filed: 11/11/2016
				Serial #: 15/349,921
				Conf #: None
				Pub #: 20170266458
				Pub Date: 9/21/2017
21808026ET9N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 6/22/2010	25
			21808026ET9N	Filed: 4/26/2005	Pat. #: 7,740,574
				Serial #: 11/114,666	Expires: 6/22/2027
				Conf #: None
				Pub #: 20050288744
				Pub Date: 12/29/2005

2180826ET15N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 9/13/2016	26
			2180826ET15N	Filed: 2/3/2014	Pat. #: 9,440,089
				Serial #: 14/171,553	Expires: 2/3/2034
				Conf #: None
				Pub #: 20140213843
				Pub Date: 7/31/2014
218088026ET8N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		27
			No Client Case No.	Filed: 5/26/2017
				Serial #: 15/607,211
				Conf #: None
				Pub #: 20180104505
				Pub Date: 4/19/2018
2773424	Foreign Patent	EUIPO	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		28
			No Client Case No.	Filed: No Date
				Serial #: 12844802.4
				Conf #: None
3131628	Foreign Patent	EUIPO	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		29
			No Client Case No.	Filed: No Date
				Serial #: 15779987.5
				Conf #: None
716.4	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Issued	Issued: 2/19/2019	30
			No Client Case No.	Filed: 4/15/2015	Pat. #: 10207122
				Serial #: 14/687716	Expires: 4/9/2037
				Conf #: 9380
				Pub #: 20150217126
				Pub Date: 8/6/2015
7183-70000	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		31
			7183-70000	Filed: 10/29/2018
				Serial #: 88173679
				Conf #: None
7183-CHANGING	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Registered	Registered: 10/23/2007	32
			7183- CHANGING	Filed: 6/6/2005	Reg. #: 3317195
				Serial #: 78644047
				Conf #: None

7183-ELECTROCEUTICAL	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Registered	Registered: 4/29/2008	33
			7183-ELECTROCEUTICAL	Filed: 12/27/2005	Reg. #: 3420207
				Serial #: 78780940
				Conf #: None
7183-ELECTROCEUTICALS	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Registered	Registered: 10/21/2008	34
			7183-ELECTROCEUTICALS	Filed: 12/27/2005	Reg. #: 3522552
				Serial #: 78780953
				Conf #: None
7183-ROMA	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Registered	Registered: 10/21/2008	35
			7183-ROMA	Filed: 2/22/2006	Reg. #: 3522578
				Serial #: 78820732
				Conf #: None
7183-SOFPULSE	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Registered	Registered: 3/7/2006	36
			7183-SOFPULSE	Filed: 2/8/2005	Reg. #: 3065661
				Serial #: 78563014
				Conf #: None
7183-TORINO	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Registered	Registered: 10/16/2007	37
			7183-TORINO	Filed: 2/23/2006	Reg. #: 3314401
				Serial #: 78821787
				Conf #: None
7183-WOUNDPULSE	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		38
			7183-WOUNDPULSE	Filed: 11/6/2018
				Serial #: 88184047
				Conf #: None
7183.7	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		39
			No Client Case No.	Filed: 3/21/2019
				Serial #: 88351252
				Conf #: None
7183.7	US Trademark	US	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		40
			No Client Case No.	Filed: 3/19/2019
				Serial #: 88347422
				Conf #: None
7183.70001	US Trademark	US	Endonovo Th erapeutics, Inc.(ENDONOVO)	Status: Pending		41
			No Client Case No.	Filed: 3/20/2019
				Serial #: 88348432
				Conf #: None
APEPO7042	Foreign Patent	EUIPO	Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending
			No Client Case No.	Filed: No Date
				Serial #: 05735903.6
				Conf #: None

SCHEDULE 3.8(a)(ii)

LICENSED INTELLECTUAL PROPERTY

SCHEDULE 3.9

INSURANCE

CERTIFICATE OF LIABILITY INSURANCE

ACORD®

DATE (MM/DD/YYYY): 06/17/2023

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Johl & Company 199 Center Avenue Westwood NJ 07675	CONTACT NAME: Laure Miller PHONE (A/C, No, Ext): (201) 664-2973 FAX (A/C, No): (201) 664-7015 E-MAIL ADDRESS: lmiller@johl.com
	INSURER(S) AFFORDING COVERAGE — NAIC #
	INSURER A : Great American E & S Ins
INSURED ADM Tronics Unlimited, Inc. 224 S Pegasus Avenue Northvale NJ 07647	INSURER B : INSURER C : INSURER D : INSURER E : INSURER F :

COVERAGES **CERTIFICATE NUMBER:** 19-20 M **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	[X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS-MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [ ] POLICY [ ] PRO-JECT [ ] LOC OTHER:			PL1743918-06	03/27/2023	03/27/2024	EACH OCCURRENCE DAMAGE TO RENTED PREMISES (Ea occurrence) MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE PRODUCTS - COMP/OP AGG	$ 1,000,000 $ 500,000 $ 20,000 $ 1,000,000 $ 2,000,000 $ 2,000,000 $
	AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] OWNED AUTOS ONLY [ ] SCHEDULED AUTOS [ ] HIRED AUTOS ONLY [ ] NON-OWNED AUTOS ONLY						COMBINED SINGLE LIMIT (Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $ $
A	[X] UMBRELLA LIAB [X] OCCUR [ ] EXCESS LIAB [ ] CLAIMS-MADE DED RETENTION $			XS1743919-06	03/27/2023	03/27/2024	EACH OCCURRENCE AGGREGATE	$ 2,000,000 $ $
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					PER STATUTE / OTH-ER E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	 $ $ $

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

Certificate holder is included as additional insured as per blanket additional insured.

CERTIFICATE HOLDER

Endonovo Therapeutics, Inc.
6320 Canoga Ave, 15th Floor
Woodland Hills CA 91367

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

© 1988-2015 ACORD CORPORATION. All rights reserved.

ACORD 25 (2016/03)

The ACORD name and logo are registered marks of ACORD

EXHIBIT A

RESTRICTED COVENANT AGREEMENT